Exhibit 10.3

July 31, 2020

Krystina Jones

Dear Krystina,

As part of the Pay Reduction Extension Plan, a continuation of the Salary Exchange Plan put it place during the COVID-19 global pandemic, your base salary will continue to be temporarily reduced through December 31, 2020.

This change is effective from August 1, 2020 and will continue through December 31, 2020.  We expect that your base salary will be restored, starting in January 2021, to the amount prior to the April 2020 Salary Exchange Plan and Pay Reduction Extension from July 2020.

Pre-Salary Exchange Plan annualized salary (Total Wages):  $575,000

•	Base Salary: $425,000
•	Non-Recoverable Draw: $150,000

Salary Exchange Plan temporary % change:  20%

(Based on $575,000 Annualized Total Wages outlined above)

•	Current Annualized Total Wages (Base + Non-Recoverable Draw): $460,000
•	Current temporary bi-weekly amount (annualized salary/26): $17,692

For the remainder of 2020, your Pay Reduction Extension will be based on your base salary only and will not include your non-recoverable draw, as it was previously in the April 2020 Salary Exchange Plan.  The following information is based on your pre-April 2020 Salary Exchange Plan base salary of $425,000.

New Temporary % change from original (Base Salary Only):  20%

Pay Reduction Extension temporary annualized Total Wages:  $490,000

•	Base-Salary only: $340,000
•	Non-Recoverable Draw: $150,000

Pay Reduction Extension temporary bi-weekly amount:  $18,846

•	Base Salary only: $13,076
•	Non-Recoverable Draw: $5,770

In addition to this Pay Reduction Extension Plan, KLD is also implementing a Rolling Furlough Plan that will apply to many employees.  Due to your role in the KLD Executive Team, you are not eligible for furlough.  However, you have agreed separately to an additional one-time pay reduction equal to one week of base pay in the amount of $6,538.5, which will be applied on the August 28, 2020 paycheck.

All other terms and conditions of your employment remain unchanged.  Nothing in this letter constitutes a change to any of the terms and conditions of the 2020 Sales Commission Plan

To confirm your acceptance of the pay change, please sign and return this letter.

Sincerely,

/s/ Lindsey Hammond

Lindsey Hammond

Sr. Director, Global Talent

_____________________________________________________________________________________

I accept the above change to my base salary and acknowledge that this change is now part of my employment agreement for the period stated.

NameKrystina Jones

Signature/s/ Krystina Jones

Date7/31/2020